UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2016

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 579-9100

N/A

(Former names or former addresses if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On June 17, 2016, Cobalt GOM #1 LLC (“GOM #1”), an indirect wholly-owned subsidiary of Cobalt International Energy, Inc. (the “Company”), terminated the Borrowing Base Facility Agreement among GOM #1, the Company, Société Générale, as administrative agent, and certain other lenders named therein (the “Facility Agreement”). The Facility Agreement provided for a limited recourse $150 million senior secured reserve-based term loan facility, with an amount available for borrowing at any one time limited to a periodically adjusted borrowing base amount. Based on discussions between the Company and the lenders under the Facility Agreement, the borrowing base amount under the Facility Agreement was expected to be materially reduced to a level that would not justify the ongoing expense of maintaining the facility. No borrowings were outstanding under the Facility Agreement at the time of termination, and no prepayment fees were payable by the Company or GOM #1 upon termination. Following termination of the Facility Agreement, all liens, mortgages, pledges and other security provided in favor of the lenders in connection with the Facility Agreement will be terminated and released.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2016

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel